As filed with the Securities and Exchange Commission on December , 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACRO BIOMEDICAL CO., LTD.
(Exact name of registrant as specified in its charter)

Nevada	90-0648920
(State of other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

12175 Visionary Way, Suite 1160 Fishers, Indiana 46038	46038
(Address of Principal Executive Offices)	(Zip Code)

Acro Biomedical Co., Ltd.

2020 Equity Incentive Plan

(Full Title of Plan)

Pao-Chi Chu
12175 Visionary Way, Suite 1160
Fishers, Indiana 46038

(Name and address of agent for service)

(86) 510-8339-7559

(Telephone number, including area code, of agent for service)

Copies to:

Asher S. Levitsky P.C.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, NY 10101-0302

Tel (212) 370-1300

Fax (212) 598-370-7889

Email: alevitsky@egsllp.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001	12,000,000	$2.95	$35,400,000	$3,862.14

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Acro Biomedical Co., Ltd.., a Nevada corporation (the “Registrant” or the “Company”), which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low prices of the common stock as reported by closing stock price as reported by OTC Markets on December 8, 2020.

EXPLANATORY NOTE

This Registration Statement is being filed to register the grant of up to 12,000,000 shares of common stock of Acro Biomedical Co., Ltd., par value $0.001 per share, to certain employees of and consultants to the Company either as stock grants, stock options or other equity-based incentives, and the subsequent exercise of any stock options pursuant to the 2020 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended as of the date of this Registration Statement (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Offering are available without charge by contacting:

Corporate Secretary

Acro Biomedical Co., Ltd.

12175 Visionary Way, Suite 1160

Fishers, Indiana 46038

(317) 286-6788

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information heretofore filed with the Commission by the Registrant are incorporated herein by reference in this registration statement:

(a)	The Registrant’s Form 10 for the transition period from October 1, 2019 to December 31, 2019, which was filed with the Commission on September 8, 2020.

(b)	The Registrant’s transition report on Form 10-K for the transition period from October 1, 2019 to December 31, 2019, which was filed with the Commission on March 27, 2020.

(c)	The Registrant’s quarterly reports on Form 10-Q for:

the quarter ended March 31, 2020, filed May 19, 2020 the quarter ended June 30, 2020, filed August 19, 2020 the quarter ended September 30, 2020, filed November 17, 2020

(c)	The Registrant’s current report on Forms 8-K filed on the following dates:

January 17, 2020 August 13, 2020

(c)	The description of the Registrant’s common stock contained in the Registrant’s Form 10, filed on September 8, 2020.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act and accordingly, no information under Item 202 of Regulation S-K is required.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Subject to certain limitations, our articles of incorporation and bylaws provide that we will provide indemnification to our directors and officers to the maximum extent permitted by law. We shall pay advancements of expenses in advance of the final disposition of the action, suit, or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount even if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Our bylaws also provide for indemnification of our directors and officers.

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Pursuant to Nevada law, NRS 78.7502, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to Nevada law; (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Pursuant to NRS 78.751, any discretionary indemnification, unless ordered by a court or advanced by the Corporation in a matter as permitted by Nevada law, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1

Acro Biomedical Co., Ltd. 2020 Equity Incentive Plan (filed as an exhibit to the Registrant’s definitive Form 8-K which was filed with the Commission on August 13, 2020 and incorporated hereby by reference).

5.1	Opinion of Ellenoff Grossman & Schole LLP with respect to the legality of the common stock registered hereby.

23.1	Consent of Ellenoff Grossman & Schole LLP (contained in its opinion filed herewith in Exhibit 5.1).

23.2	Consent of Prager Metis, CPAs LLC.

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taipei, Taiwan, on this 14 day of December, 2020.

ACRO BIOMEDICAL CO., LTD.

By:	/ s/ Pao-Chi Chu
Pao-Chi Chu, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pao-Chi Chu	Chief executive officer, chief financial officer and	December 14, 2020
Pao-Chi Chu	director (Principal Executive Officer and Principal Financial Officer)

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